EXHIBIT 21

      ANCHOR NATIONAL LIFE INSURANCE COMPANY AND CONSOLIDATED SUBSIDIARIES

                              LIST OF SUBSIDIARIES

List of subsidiaries and certain other affiliates with percentage of voting securities owned by Anchor National Life Insurance Company or Anchor National Life Insurance Company or Anchor National Life Insurance Company's subsidiary which is the immediate parent.

                                                            PERCENTAGE OF VOTING
                                                             SECURITIES OWNED BY
                                                            COMPANY OR COMPANY'S
                                                             SUBSIDIARY WHICH IS
                                                            THE IMMEDIATE PARENT
                                                            --------------------

NAME  OF  COMPANY
-----------------
                                                                     %
CALIFORNIA  CORPORATIONS:
     Sam  Holdings  Corporation                                     100
     Sun  Royal  Holdings  Corporation                              100

DELAWARE  CORPORATIONS:
     Saamsun  Holdings  Corp.                                       100
     Royal  Alliance  Associates,  Inc.                             100
     SunAmerica  Asset  Management  Corp.                           100
     SunAmerica  Capital  Services,  Inc.                           100
     SunAmerica  Fund  Services,  Inc.                              100